UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2014

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL		32821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2014, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). A total of 31,553,417 shares of the Company’s common stock (91.3% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. At the Annual Meeting, shareholders considered: (1) the election of C.E. Andrews, William W. McCarten and William J. Shaw as Class II Directors; (2) the ratification of the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year; and (3) the approval of an advisory resolution on executive compensation. The Company’s shareholders voted as follows on these matters:

(1) The Company’s shareholders elected the three director nominees named in the Proxy Statement as Class II directors with the following votes:

Nominee	For	Withheld	Broker Non-Votes
C.E. Andrews	20,716,922	6,127,665	4,708,830
William W. McCarten	26,725,456	119,131	4,708,830
William J. Shaw	26,057,883	786,704	4,708,830

(2) The Company’s shareholders ratified the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year with the following votes:

For	Against	Abstain	Broker Non-Votes
31,473,536	47,848	32,033	—

(3) The Company’s shareholders approved an advisory resolution on executive compensation with the following votes:

For	Against	Abstain	Broker Non-Votes
26,321,200	451,987	71,400	4,708,830

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: June 11, 2014	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer